Exhibit 99.1



FOR IMMEDIATE RELEASE

Contact:
Curtis D. Carlson, Corporate Secretary (703) 934-5205 (x103)



                INFODATA SYSTEMS INC. NEGOTIATES NEW CREDIT LINE


Fairfax, VA June 3, 2002 - Infodata Systems Inc. (OTCBB:INFD) announced today that it has entered into a new credit facility with Commerce Funding Corporation of Vienna, Virginia. The new line of credit for up to $1,000,000 will be collateralized by the Company's receivables and will be used for working capital and other general corporate purposes.

Curtis D. Carlson, the Company's Corporate Secretary stated, "I am extremely pleased to have secured a replacement for our previous line of credit that was paid in full and closed on May 31, 2002. This new facility is sufficient for our needs and is at terms favorable to Infodata."

Infodata designs, develops and delivers solutions that enable enterprises to share, maintain and retrieve electronic documents, and provides consulting and systems integration services and products in the area of knowledge management to corporate and government organizations.

Commerce Funding Corporation is a financial services firm headquartered in suburban Washington, DC that provides financing to public and private companies throughout the United States.